Exhibit (j)

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Financial Highlights” in the Prospectus and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 42 to File No. 2-62218; Amendment No. 35 to File No. 811-2853) of Legg Mason Cash Reserve Trust of our report dated September 30, 2003 included in the 2003 Annual Report to shareholders.

ERNST & YOUNG LLP

New York, New York
December 17, 2003